UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2025

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 S. River Drive, Suite 370
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Asif Y. Jakwani to the Board of Directors

Effective January 23, 2025, the Board of Directors (the “Board”) of Amtech Systems, Inc. (the “Company”), acting upon the recommendation of the Nominating and Governance Committee of the Board (the “Governance Committee”), appointed Asif Y. Jakwani to fill the existing vacancy on the Board. The Governance Committee will consider Mr. Jakwani’s appointment to one or more committees of the Board at a subsequent meeting. The Board determined that Mr. Jakwani is “independent” pursuant to the standards of the NASDAQ Stock Market, applicable rules of the Securities and Exchange Commission, and the Company’s Corporate Governance Guidelines.

Mr. Jakwani served as Senior Vice President and General Manager of On Semiconductor Corporation (“Onsemi”) from February 2020 until March of 2024. Onsemi is a publicly-traded semiconductor company that specializes in delivering industry-leading intelligent power and intelligent sensing solutions that help customers solve challenging problems and greatly improve the safety, sustainability and power efficiency of end products in the automotive and industrial markets. As the general manager of the Advance Power Division (APD), Mr. Kakwani was responsible of all power discrete and modules for Onsemi including SiC, approximately 40% of Onsemi’s revenue in 2023. Under his leadership, Onsemi attained number 2 market share position in SiC in 2023, growing 4x from 2022. During his seventeen year career at Onsemi, Mr. Jakwani held various positions with increasing responsibilities. Prior to joining Onsemi in 2007, Mr. Jakwani held marketing and design engineering roles with Tyco Electronics Power Systems and Current Technology, Inc, a subsidiary of Danaher Corporation. He graduated from Lamar University with a Bachelor of Science Degree in Electrical Engineering, the University of Texas at Austin with a Master of Science Degree in Electrical Engineering, and the University of Texas at Dallas with an MBA. Mr. Jakwani’s technical background and expertise allows him to provide valuable advice to the Board of Directors.

Mr. Jakwani will be compensated for his board service consistent with the compensation arrangements provided to the Board’s other independent, non-management directors, which includes (i) a cash component in the form of an annual cash retainer of $40,000, paid quarterly, for service on our Board, and (ii) an equity component in the form of an award of restricted stock units (RSUs) of the Company typically granted on the date of initial election to the Board and an annual option grant on the day of the Company’s annual meeting of shareholders. Because Mr. Jakwani was appointed just prior to the Company’s 2025 annual meeting of shareholders, he will receive an RSU grant on the day of the Company’s 2025 annual meeting.

There were no arrangements or understandings between Mr. Jakwani and any other persons regarding his appointment to the Board, nor is Mr. Jakwani a party to any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	January 23, 2025	By:	/s/ Wade M. Jenke
Name: Wade M. Jenke Title: Chief Financial Officer